Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated financial statements reflect the historical financial statements of Energen Corporation (Energen or the Company) adjusted to give effect to the sale of certain non-core Permian Basin assets in the Delaware Basin in Texas and in the San Juan Basin in New Mexico for an aggregate purchase price of $552 million.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 has been prepared to reflect the sales closing subsequent to June 30, 2016 as if they occurred on June 30, 2016. The unaudited pro forma condensed consolidated statements of income for the three months and six months ended June 30, 2016 and 2015 and the year ended December 31, 2015 gives effect to all transactions as if they occurred on January 1, 2015. The sales proceeds reflected in the accompanying unaudited pro forma condensed consolidated financial statements have been reduced by transaction costs of approximately $5 million to arrive at aggregate net pre-tax sales proceeds of approximately $547 million.

The actual pre-tax sales proceeds received by Energen when the transactions closed were approximately $539 million, before consideration of transaction costs of approximately $5 million. The change in the pre-tax sales proceeds was caused by approximately $13 million in purchase price adjustments related to the operations of the properties subsequent to the effective dates and other one-time adjustments including transfer payments and certain amounts due the buyer. The purchase price is subject to further purchase price adjustments following closing.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and are for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to indicate the results that would actually have been obtained had the sale been completed on the assumed date or for the periods presented, or which may be realized in the future. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in our 2015 Annual Report on Form 10-K and our quarterly report on Form 10-Q for the three months and six months ended June 30, 2016. The unaudited pro forma condensed consolidated financial statements have been prepared using the estimates upon which the payments at closing were based.

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2016

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$309,889	$255,157	a	$565,046
Accounts receivable, net	76,119	—		76,119
Inventories	12,596	—		12,596
Assets held for sale	176,914	(176,914)	b	—
Derivative instruments	3,235	—		3,235
Prepayments and other	7,087	—		7,087
Total current assets	585,840	78,243		664,083
Property, Plant and Equipment
Oil and natural gas properties, successful efforts method
Proved properties	7,288,899	—		7,288,899
Unproved properties	85,618	—		85,618
Less accumulated depreciation, depletion and amortization	3,515,599	—		3,515,599
Oil and natural gas properties, net	3,858,918	—		3,858,918
Other property and equipment, net	45,755	—		45,755
Total property, plant and equipment, net	3,904,673	—		3,904,673
Other postretirement assets	4,358	—		4,358
Other assets	9,866	—		9,866
TOTAL ASSETS	$4,504,737	$78,243		$4,582,980

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$53,108	$—		$53,108
Accrued taxes	16,684	—		16,684
Accrued wages and benefits	13,386	—		13,386
Accrued capital costs	40,347	—		40,347
Revenue and royalty payable	57,979	—		57,979
Liabilities related to assets held for sale	13,279	(13,279)	b	—
Derivative instruments	46,452	—		46,452
Other	19,344	—		19,344
Total current liabilities	260,579	(13,279)		247,300
Long-term debt	551,245	—		551,245
Asset retirement obligations	91,473	—		91,473
Deferred income taxes	460,424	32,948	d	493,372
Noncurrent derivative instruments	12,875	—		12,875
Other long-term liabilities	11,910	—		11,910
Total liabilities	1,388,506	19,669		1,408,175
Commitments and Contingencies

Shareholders’ Equity
Preferred stock, cumulative, $0.01 par value, 5,000,000 shares authorized	—	—		—
Common shareholders’ equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 100,130,219 shares issued	1,001	—		1,001
Premium on capital stock	1,366,280	—		1,366,280
Retained earnings	1,879,659	58,574	c	1,938,233
Accumulated other comprehensive income (loss), net of tax
Pension and postretirement plans	1,995	—		1,995
Deferred compensation plan	2,235	—		2,235
Treasury stock, at cost; 3,122,699 shares	(134,939)	—		(134,939)
Total shareholders’ equity	3,116,231	58,574		3,174,805
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,504,737	$78,243		$4,582,980

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2016

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
Revenues
Oil, natural gas liquids and natural gas sales	171,637	(14,424)	e	157,213
Gain (loss) on derivative instruments, net	(65,872)	—		(65,872)
Total revenues	105,765	(14,424)		91,341
Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	42,840	(5,659)	e	37,181
Production and ad valorem taxes	11,265	(1,223)	e	10,042
Depreciation, depletion and amortization	117,035	(6,439)	e	110,596
Exploration	1,520	(31)	e	1,489
General and administrative	23,548	(11)	e	23,537
Accretion of discount on asset retirement obligations	1,779	(248)	e	1,531
(Gain) loss on sale of assets and other, net	(161,097)	160,998	e	(99)
Total operating costs and expenses	36,890	147,387		184,277
Operating Income (Loss)	68,875	(161,811)		(92,936)
Other Income (Expense)
Interest expense	(9,038)	—		(9,038)
Other income	63	—		63
Total other expense	(8,975)	—		(8,975)
Income (Loss) Before Income Taxes	59,900	(161,811)		(101,911)
Income tax expense (benefit)	23,141	(58,229)	f	(35,088)
Net Income (Loss)	$36,759	$(103,582)		$(66,823)

Diluted Earnings per Average Common Share	$0.38	$(1.07)	g	$(0.69)
Basic Earnings per Average Common Share	$0.38	$(1.07)	g	$(0.69)

Diluted Average Common Shares Outstanding	97,389,079			97,389,079
Basic Average Common Shares Outstanding	97,066,705			97,066,705

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2015

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
Revenues
Oil, natural gas liquids and natural gas sales	219,290	(19,964)	e	199,326
Gain (loss) on derivative instruments, net	(50,964)	—		(50,964)
Total revenues	168,326	(19,964)		148,362
Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	53,581	(5,820)	e	47,761
Production and ad valorem taxes	13,352	(1,865)	e	11,487
Depreciation, depletion and amortization	149,843	(12,653)	e	137,190
Asset impairment	60,413	(1,725)	e	58,688
Exploration	11,018	(10,666)	e	352
General and administrative	38,652	(527)	e	38,125
Accretion of discount on asset retirement obligations	1,669	(237)	e	1,432
(Gain) loss on sale of assets and other, net	1,476	(154)	e	1,322
Total operating costs and expenses	330,004	(33,647)		296,357
Operating Income (Loss)	(161,678)	13,683		(147,995)
Other Income (Expense)
Interest expense	(11,244)	—		(11,244)
Other income	41	—		41
Total other expense	(11,203)	—		(11,203)
Income (Loss) Before Income Taxes	(172,881)	13,683		(159,198)
Income tax expense (benefit)	(61,280)	4,926	f	(56,354)
Net Income (Loss)	$(111,601)	$8,757		$(102,844)

Diluted Earnings per Average Common Share	$(1.52)	$0.12	g	$(1.40)
Basic Earnings per Average Common Share	$(1.52)	$0.12	g	$(1.40)

Diluted Average Common Shares Outstanding	73,452,169			73,452,169
Basic Average Common Shares Outstanding	73,452,169			73,452,169

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2016

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
Revenues
Oil, natural gas liquids and natural gas sales	294,401	(27,602)	e	266,799
Gain (loss) on derivative instruments, net	(60,417)	—		(60,417)
Total revenues	233,984	(27,602)		206,382
Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	90,567	(13,272)	e	77,295
Production and ad valorem taxes	22,435	(2,745)	e	19,690
Depreciation, depletion and amortization	236,397	(14,304)	e	222,093
Asset impairment	220,025	(31,407)	e	188,618
Exploration	1,762	(111)	e	1,651
General and administrative	53,073	(576)	e	52,497
Accretion of discount on asset retirement obligations	3,536	(500)	e	3,036
(Gain) loss on sale of assets and other, net	(160,875)	161,000	e	125
Total operating costs and expenses	466,920	98,085		565,005
Operating Income (Loss)	(232,936)	(125,687)		(358,623)
Other Income (Expense)
Interest expense	(18,871)	—		(18,871)
Other income	159	(39)	e	120
Total other expense	(18,712)	(39)		(18,751)
Income (Loss) Before Income Taxes	(251,648)	(125,726)		(377,374)
Income tax expense (benefit)	(85,291)	(45,183)	f	(130,474)
Net Income (Loss)	$(166,357)	$(80,543)		$(246,900)

Diluted Earnings per Average Common Share	$(1.81)	$(0.88)	g	$(2.69)
Basic Earnings per Average Common Share	$(1.81)	$(0.88)	g	$(2.69)

Diluted Average Common Shares Outstanding	91,849,542			91,849,542
Basic Average Common Shares Outstanding	91,849,542			91,849,542

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2015

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
Revenues
Oil, natural gas liquids and natural gas sales	407,112	(36,137)	e	370,975
Gain (loss) on derivative instruments, net	(16,928)	—		(16,928)
Total revenues	390,184	(36,137)		354,047
Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	121,335	(11,927)	e	109,408
Production and ad valorem taxes	32,417	(3,833)	e	28,584
Depreciation, depletion and amortization	284,224	(24,360)	e	259,864
Asset impairment	66,996	(6,374)	e	60,622
Exploration	11,781	(10,797)	e	984
General and administrative	70,707	(648)	e	70,059
Accretion of discount on asset retirement obligations	3,679	(410)	e	3,269
(Gain) loss on sale of assets and other, net	(26,868)	(289)	e	(27,157)
Total operating costs and expenses	564,271	(58,638)		505,633
Operating Income (Loss)	(174,087)	22,501		(151,586)
Other Income (Expense)
Interest expense	(23,002)	—		(23,002)
Other income	87	(13)	e	74
Total other expense	(22,915)	(13)		(22,928)
Income (Loss) Before Income Taxes	(197,002)	22,488		(174,514)
Income tax expense (benefit)	(69,981)	8,096	f	(61,885)
Net Income (Loss)	$(127,021)	$14,392		$(112,629)

Diluted Earnings per Average Common Share	$(1.74)	$0.20	g	$(1.54)
Basic Earnings per Average Common Share	$(1.74)	$0.20	g	$(1.54)

Diluted Average Common Shares Outstanding	73,143,021			73,143,021
Basic Average Common Shares Outstanding	73,143,021			73,143,021

Exhibit 99.1
ENERGEN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015

		Pro Forma
(in thousands, except share data)	As Reported	Adjustments		Pro Forma
Revenues
Oil, natural gas liquids and natural gas sales	$763,261	$(71,036)	e	$692,225
Gain (loss) on derivative instruments, net	115,293	—		115,293
Total revenues	878,554	(71,036)		807,518
Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	228,380	(27,780)	e	200,600
Production and ad valorem taxes	57,380	(7,371)	e	50,009
Depreciation, depletion and amortization	593,789	(53,008)	e	540,781
Asset impairment	1,292,308	(193,241)	e	1,099,067
Exploration	14,878	(13,537)	e	1,341
General and administrative	149,132	(3,369)	e	145,763
Accretion of discount on asset retirement obligations	7,108	(898)	e	6,210
(Gain) loss on sale of assets and other, net	(26,570)	(358)	e	(26,928)
Total operating costs and expenses	2,316,405	(299,562)		2,016,843
Operating Income (Loss)	(1,437,851)	228,526		(1,209,325)
Other Income (Expense)
Interest expense	(43,108)	—		(43,108)
Other income	223	(96)	e	127
Total other expense	(42,885)	(96)		(42,981)
Income (Loss) Before Income Taxes	(1,480,736)	228,430		(1,252,306)
Income tax expense (benefit)	(535,005)	83,766	f	(451,239)
Net Income (Loss)	$(945,731)	$144,664		$(801,067)

Diluted Earnings per Average Common Share	$(12.43)	$1.90	g	$(10.53)
Basic Earnings per Average Common Share	$(12.43)	$1.90	g	$(10.53)

Diluted Average Common Shares Outstanding	76,078,371			76,078,371
Basic Average Common Shares Outstanding	76,078,371			76,078,371

Exhibit 99.1
ENERGEN CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

The unaudited pro forma condensed balance sheet adjustments at June 30, 2016 related to the sales closed subsequent to June 30, 2016 are as follows:

a)
The estimated sales proceeds of $257.5 million used in the unaudited pro forma condensed consolidated balance sheet were reduced by estimated transaction costs of $2 million. These proceeds do not consider approximately $3 million of purchase price adjustments related to the operations of the properties subsequent to the effective dates and other one-time adjustments including certain amounts due the buyer.

b)	Reflects the removal of the net assets sold all of which had been previously identified as held for sale.

c)
The estimated after-tax net gain on the sale is reflected as an adjustment to retained earnings. The sales proceeds excluding $2 million of transaction costs were offset by $164 million in net assets sold. The estimated tax expense on the gain is approximately $33 million. As the gain is directly attributable to the transactions and is not expected to have a continuing impact on Energen's operations, the estimated gain is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

d)
Deferred income taxes changed due to the anticipated additional net operating loss utilization of approximately $25.9 million and the $7.1 million reversal of deferred tax assets associated with the properties sold.

2.	Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments

The unaudited pro forma condensed consolidated statement of income adjustments for the three months ended June 30, 2016, the three months ended June 30, 2015, the six months ended June 30, 2016, the six months ended June 30, 2015 and the year ended December 31, 2015 related to all sales are as follows:

e)	Reflects the elimination of the operating results of certain non-core Permian Basin assets in the Delaware Basin and the San Juan Basin assets.

f)
Income tax expense has been calculated utilizing a blended federal and state statutory tax rate of approximately 36 percent. Income tax expense also includes an additional benefit of $23,000 and $0.1 million for the three months and six months ended June 30, 2016 and an additional benefit of $1.5 million for the year ended December 31, 2015 as a result of re-measuring the Company’s state deferred tax liabilities. This re-measurement reflected the state apportionment changes primarily related to the sale of the San Juan Basin properties.

g)	The calculations of pro forma basic and diluted earnings per share for the period presented reflect the effect of the above-mentioned revenue and expense items.